Exhibit 4.30

PAYMENT, AMENDMENT AND RELEASE AGREEMENT

THIS PAYMENT, AMENDMENT AND RELEASE AGREEMENT dated as of August 15, 2008, is entered into by and between FORBES MEDI-TECH INC. (“Parent”), FORBES MEDI-TECH (RESEARCH), INC., (“Forbes Research”), JOHN J. NESTOR, JR., (“Nestor”), SEQUENOM, Inc. (“Sequenom”), and W.S. INVESTMENT COMPANY, LLC (“WS”) (Nestor, Sequenom and WS are collectively referred to in this Agreement as the“Therapei Stockholders” and each, a “Therapei Stockholder”.)

WHEREAS:

A.

As of October 24, 2006, FORBES MEDI-TECH, INC., a Canadian corporation (“Parent”), FORBES MEDI-TECH (RESEARCH) INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), THERAPEI PHARMACEUTICALS, INC., a Delaware corporation (“Therapei”), and JOHN J. NESTOR, JR. on behalf of himself and as Stockholder Representative (“Nestor”), made and entered into an AGREEMENT AND PLAN OF REORGANIZATION (the “Merger Agreement”);

B.

On October 26, 2006, pursuant to the Merger Agreement, Merger Sub merged with and into Therapei which then changed its name to FORBES MEDI-TECH (RESEARCH) INC., (“Forbes Research”);

C.

In connection with the merger, Merger Sub and Nestor, on behalf of himself and as stockholder representative for the stockholders of Therapei, entered into a Development Agreement relating to the further development of certain intellectual property owned by Therapei (the “Therapei IP”);

D.

Pursuant to the Merger Agreement, the Therapei Stockholders, being the former stockholders of Therapei, are entitled to receive certain additional merger consideration in connection with the further development of certain compounds within the Therapei IP;

E.

Forbes Research now wishes to assign the Therapei IP, including the patents and patent applications set forth on Schedule “A” hereto, to a third party (the “Assignee”) and in order to facilitate such assignment, (i) Forbes Research and the Therapei Stockholders wish to terminate the Development Agreement and release and discharge any and all rights and obligations of the parties thereunder; and (ii) Parent, Forbes Research and the Therapei Stockholders wish to provide for the payment to the Therapei Stockholders of 20% of the assignment proceeds received by Forbes Research from the Assignment in lieu of any other milestone payments, royalties or other considerations referred to or required by the Merger Agreement;

NOW THEREFORE IN CONSIDERATION of the foregoing and the covenants and agreements herein contained the Parties hereto agree as follows:

1.

Effective Date  Sections 2 through 5 of this Agreement shall become effective upon the date of execution and delivery (the “Effective Date”) by Forbes Research of an assignment of the patents and patent applications on Schedule “A” to the Assignee (the “Assignment”) and receipt by Forbes Research of the amount of US $910,000 therefor (the “Upfront Payment”).

2.

Payments.  Forbes Research agrees to pay the Therapei Stockholders, in the aggregate:

(a)

20% of the Upfront Payment, within 5 (five) business days of the Effective Date; and

(b)

20% (the “Contingent Payment”) of each future amount actually received by Forbes Research from time to time in consideration for the Assignment (the “Assignment Consideration”), within 30 business days of such receipt.

3.

Releases and Discharges.  In consideration of the agreement of Forbes Research to make the payments set out in Section  of this Agreement, the Therapei Stockholders hereby:

(a)

release and discharge Forbes Research and Parent from any and all obligations under, arising out of, or in connection with section 1.9 of the Merger Agreement; and

(b)

release and discharge Forbes Research and Parent from any and all obligations under, arising out of, or in connection with the Development Agreement.

4.

Termination.   The Development Agreement is terminated.

5.

Merger Agreement Amendments.   The Merger Agreement is amended to delete the reference to “, 1.9” from the definitions of “Cash Consideration” and “Stock Consideration” contained in section 1.7 of the Merger Agreement, to delete sections 1.9 and 1.13 from the Merger Agreement, and to delete all other references in the Merger Agreement to section 1.9 thereof.  The term “Merger Consideration” as used in section 5.2 of the Merger Agreement shall mean all Merger Consideration paid and payable pursuant to the Merger Agreement, as amended in this Agreement, plus all payments made or which may be required to be made to the Therapei Stockholders pursuant to section 2 of this Agreement.

6.

Payment Allocation.  Forbes Research shall allocate the payments due under section   among the Therapei Stockholders in the following proportions:

Nestor - 86.96%

Sequenom - 11.88%

WS - 1.16%

7.

Certificates of No Interest.  On the Effective Date, each Therapei Stockholder shall provide a Certificate of No Interest to the Assignee, Parent and Forbes Research in the form attached as Schedule “B”.  Forbes Research shall notify the Therapei Stockholders of the date of the Effective Date not less than 1 business day before such date.

8.

Nature of Payments.  The Upfront Payment and each Contingent Payment shall consist of 20% cash and 80% common shares of Parent (“Shares”).  All dollar amounts referred to herein are in U.S. dollars.  All Shares issued hereunder will be issued as fully paid and non-assessable, free and clear of all liens and encumbrances.

9.

Withholding Taxes.  Parent and Forbes Research shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any Therapei Stockholder such amounts as may be required to be deducted or withheld therefrom under any applicable provision of federal, state, local or foreign tax law or under any applicable legal requirement.  Any amounts required to be withheld shall be satisfied first from the cash portion of amounts payable to a Therapei Stockholder and then, if such cash portion is not sufficient, from the Shares issuable to the Therapei Stockholder.  The number of Shares, if any, to be deducted or withheld from the amount payable or otherwise deliverable pursuant to this Agreement shall be determined by dividing the amount required to be so deducted or withheld by the Share value determined in accordance with section 17. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

10.

Private Placement Exemption.  Any Shares to be received by the Therapei Stockholders pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the “1933 Act”) or any State or Provincial securities law and will be issued or assigned in reliance on a private placement exemption to the prospectus and registration requirements of applicable securities law and shall be subject to any resale restriction periods imposed by applicable law. Any certificates issued will be legended in compliance with law and stock exchange rules.

11.

Accredited Investors.  Each of the Therapei Stockholders warrants that he or it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act.  To the extent any Shares are issued or assigned, Stockholder Representative and the Therapei Stockholders will acquire the Shares as principal for their own accounts and not with a view to any resale, distribution or other disposition of the Shares, in violation of United States or Canadian securities laws.

12.

No Registration.  The Shares will be “restricted securities” within the meaning of Rule 144 under the 1933 Act, and that if in the future it shall decide to resell, pledge or otherwise transfer such Transition Shares, the same may be resold, pledged or otherwise transferred only (A) to the Assignee, (B) outside the United States, in accordance with Rule 904 of Regulation S under the 1933 Act (“Regulation S”) and in compliance with applicable local laws and regulations, or (C) in a transaction that does not require registration under the 1933 Act or any applicable United States state securities laws.  The Shares will be subject to a four month hold period under applicable Canadian securities laws.

13.

B.C. Securities Laws.    Each of the Therapei Stockholders certifies that he or it, as the case may be, is not resident in Canada, and further acknowledges that:

(a)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(b)

there is no government or other insurance covering the Shares;

(c)

there are risks associated with the purchase of the Shares;

(d)

there are restrictions on the Therapei Stockholder’s ability to resell the Shares and it is the responsibility of the Therapei Stockholder to find out what those restrictions are and to comply with them before selling the Shares; and

(e)

Parent has advised such Therapei Stockholder that Parent is relying on an exemption from the requirements to provide the Therapei Stockholder with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Therapei Stockholder.

14.

No Fractional Shares.  Notwithstanding anything contained in this Agreement, the Therapei Stockholders shall not be entitled to, and neither Parent nor Forbes Research will deliver, fractions of Shares.

15.

Fair Market Value of Non-Monetary Consideration.  Where the Assignment Consideration received by Forbes Research consists of non-monetary consideration, it shall be valued for purposes of calculating the Contingent Payment at fair market value.  In the case of non-monetary consideration consisting of shares of the Assignee or a successor, the fair market value shall be deemed to be the deemed price at which such shares were issued to Forbes Research.

16.

Parent Election to Pay Cash.  Notwithstanding any provision in this Agreement to the contrary, in the event that (i) regulatory or shareholder approval is withheld for the issuance of Shares; (ii) shareholder approval is required but Parent in its sole discretion determines not to seek such approval; (iii) the issuance of Shares would result in Parent’s being required to reduce the exercise or conversion price of any of its outstanding securities pursuant to any agreement between Parent and any holders of such outstanding securities; or (iv) any other circumstance exists as a result of which the board of directors of Parent determines in good faith that it would be in the bests interests of Parent to pay cash in lieu of issuing Shares; then Parent may in lieu of issuing such Shares pay the value of such Shares in cash.  Subject to the foregoing, Parent shall use its reasonable best efforts to ensure that all Contingent Payments made pursuant to this Agreement consist of at least 80% Shares and no more than 20% cash.

17.

 Valuation of Shares.  Each Share to be delivered pursuant to this Agreement shall be deemed to have a value equal to the average of the high and low trading price of Parent’s common stock on NASDAQ, or if Parent’s common stock is not then traded on NASDAQ, on the then principal trading market for Parent’s common stock, on the date such payment is made (the “Payment Date”); provided, however, if the Payment Date is not a date on which Parent’s common stock is traded on NASDAQ or on such principal trading market, as the case may be, each Share to be delivered pursuant to sections  and  hereof shall be deemed to have a value equal to the closing price of Parent’s common stock on the first preceding day on which the stock traded on NASDAQ or the principal trading market, as the case may be.

18.

No Interest in Intellectual Property.  Each Therapei Stockholder confirms, acknowledges and agrees that such Therapei Stockholder has no interests in, encumbrances over, or entitlement to any aspect of the patents or patent applications listed in Scheduled “A” or any other intellectual property of Parent or Forbes Research now or in the future.  Each of the Therapei Stockholders covenants and agrees to provide Parent and Forbes Research with all such assistance, including without limitation, to execute and deliver all such documents, as Parent or Forbes Research may request from time to time in order to more fully vest in Parent or Forbes Research, or to perfect its title to, such patents, patent applications and intellectual property.

19.

Warranties of Stockholder Representative .  Each Therapei Stockholder hereby represents and warrants to Parent and Forbes Research for himself or itself that:

(a)

he or it, as the case may be, has the legal competence and capacity to enter into and execute this Agreement, and in the case of this representation and warranty being given by Sequenom and WS, it is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement;

(b)

this Agreement has been duly executed and delivered by such Therapei Stockholder, and this Agreement constitutes a valid and legally binding obligation of such Therapei Stockholder enforceable against such Therapei Stockholder in accordance with its terms, subject only to the customary qualifications on enforceability concerning equitable remedies, and bankruptcy and insolvency; and

(c)

such Therapei Stockholder has not assigned, transferred, encumbered, disposed of, created any lien on or interest in or right with respect to, any of such Therapei Stockholder’s rights under the Merger Agreement or the Development Agreement, such Therapei Stockholder is the exclusive owner of such rights, including without limitation, his or its rights under section 1.9 of the Merger Agreement, and such Therapei Stockholder has the right to amend and dispose of such rights, and to grant releases and discharges, as set out herein.

The foregoing representations and warranties shall survive the Effective Date until the expiration of the period prescribed under the relevant statute of limitations, including any extension thereof by tolling or otherwise under applicable law.

20.

Indemnity and Set-Off Right.  Each of the Therapei Stockholders shall indemnify and save harmless Parent, Forbes Research,  their Affiliates and each of their respective directors, officers, employees, advisors, shareholders, representatives, agents, successors and assigns (collectively, the “Forbes Indemnitees”) from and against any and all costs, claims, expenses, damages, losses, liabilities, (collectively, “Losses”) asserted against or sustained by the Forbes Indemnitees or any of them directly or indirectly arising out of, based upon or resulting from:

(a)

any breach or inaccuracy of, or misrepresentation in, any representation or warranty of the Therapei Stockholder in this Agreement or in any agreement or certificate delivered pursuant to this Agreement; or

(b)

any failure by the Therapei Stockholder to perform or comply with any covenant applicable to such Therapei Stockholder contained in this Agreement or in any agreement or certificate delivered pursuant to this Agreement.

Parent and Forbes Research shall be entitled to set off any Losses, dollar for dollar, against any and all amounts due and owing, or which may become due and owing, to such Therapei Stockholder pursuant to sections 2 and 6 hereof, provided that they shall not be required to do so.  In the event that Parent and Forbes Research elect to make such a set off and the amount to be so set off is less than the amount due and owing, or which may become due and owing, Parent and Forbes Research may allocate the amount to be so set off between cash and Shares as they deem fit.

21.

Notices. Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

If to Parent, to:

Forbes Medi-Tech Inc.
750 West Pender Street, Suite 200
Vancouver, B.C.  V6C 2T8
Canada
Attention:  Chief Executive Officer
Telephone:

(604) 689-5899
Facsimile:

(604) 689-7641

If to Forbes Research, to Forbes Medi-Tech (Research) Inc., c/o Parent at the above address.

If to Nestor, to:

Dr. John Nestor, Jr.
725 Lynwood Drive
Encinitas, CA

92024
Telephone:

(858) 967-4235
jnestor@pobox.com

If to Sequenom, to:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, CA 92121

Attention:   Legal Dept.

Telephone:  (858) 202-9000

Facsimile:    (858) 202-9020

If to WS, to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
12235 El Camino Real, Suite 200
San Diego, CA  92130
Attention:  Martin J. Waters, Esq. for WS Investment Co.
Telephone:

858-350-2308
Facsimile:

858-350-2399

22.

Miscellaneous.

(a)

Headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(b)

This Agreement shall enure to the benefit of and be binding upon the respective Parties hereto and their respective successors and assigns.

(c)

In the event that any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, that provision shall be deemed to be severed herefrom and the remainder of the Agreement shall remain in full force and effect without said provision in said jurisdiction and such determination shall not affect the validity or enforceability of such Article or the Agreement in any other jurisdiction. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.

(d)

The Parties hereto acknowledge that this Agreement and its Schedules set forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and writings in respect hereto.

(e)

This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

(f)

This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto irrevocably consent to the exclusive jurisdiction and venue of any court within San Diego County, State of California in connection with any matter based upon or arising out of this Agreement.

(g)

The Parties agree to cooperate and execute such further assurances and documents and do such things as may be necessary or reasonably requested by Parent or Forbes Research to implement this Agreement or to confirm the terms of this Agreement, including without limitation, to execute and deliver additional releases and discharges, and estoppel certificates, for purposes of further assurances respecting the releases and discharges set out in section .

(h)

The recitals hereto are contractual and not merely for purposes of recital. Terms defined in the recitals shall have the meanings in the body of this Agreement and its Schedules as so defined.

(i)

Delivery of an executed signature page to this Agreement, or to any document  in the form of a Schedule hereto, or to any other document agreed to be delivered pursuant to this Agreement, by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement or of such other document by such party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FORBES MEDI-TECH INC.	FORBES MEDI-TECH (RESEARCH) INC.

By:	By:
Name:	Name:
Title:	Title:

SEQUENOM, INC.
JOHN J. NESTOR, JR.
By:
Name:
Title:

WS INVESTMENT CO., L.L.C.

By:
Name:
Title:

Schedule A

Assigned Patent Rights

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/08/2004	60/617,500
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/07/2005	11/245,499
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	04/10/2006	11/279,238
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/06/2006	11/539,613
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/09/2007	11/869,032
Vasoactive Intestinal Polypeptide Pharmaceuticals	WIPO	10/07/2005	PCT/US2005/036235
Vasoactive Intestinal Polypeptide Pharmaceuticals	Australia	10/07/2005	2005294125
Vasoactive Intestinal Polypeptide Pharmaceuticals	Brazil	10/07/2005	PI05161266
Vasoactive Intestinal Polypeptide Pharmaceuticals	Canada	10/07/2005	2,584,095
Vasoactive Intestinal Polypeptide Pharmaceuticals	Europe	10/07/2005	05806444.5
Vasoactive Intestinal Polypeptide Pharmaceuticals	Israel	10/07/2005	182342
Vasoactive Intestinal Polypeptide Pharmaceuticals	India	10/07/2005	2608/DELNP/2007
Vasoactive Intestinal Polypeptide Pharmaceuticals	Japan	10/07/2005	2007-535856
Vasoactive Intestinal Polypeptide Pharmaceuticals	China	10/07/2005	200580039056.7
Vasoactive Intestinal Polypeptide Pharmaceuticals	Hong Kong	10/07/2005	08103883.6
Vasoactive Intestinal Polypeptide Pharmaceuticals	South Korea	10/07/2005	10-2007-7008327
Vasoactive Intestinal Polypeptide Pharmaceuticals	Mexico	10/07/2005	Mx/a/2007/00416
Vasoactive Intestinal Polypeptide Pharmaceuticals	WIPO	10/06/2006	PCT/US2006/039267
Vasoactive Intestinal Polypeptide Pharmaceuticals)	Canada	10/06/2006	TBD
Vasoactive Intestinal Polypeptide Pharmaceuticals	Europe	10/06/2006	06816480.5
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	05/08/2008	12/093,195
Vasoactive Intestinal Polypeptide Pharmaceuticals	WIPO	10/08/2007	PCT/US2007/080738

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2004	60/617,911
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	03/23/2005	60/664,835
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	03/23/2005	60/664,919
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	06/23/2005	60/693,463
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2005	11/248,491	03/13/2007	7,189,748
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	12/29/2006	11/618,120
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	WIPO	10/12/2005	PCT/US2005/036702
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Australia	10/12/2005	2005295080
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Brazil	10/12/2005	PI05159920
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Canada	10/12/2005	2,583,947

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	China	10/12/2005	200580039238.4
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Europe	10/12/2005	05809923.5
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Israel	10/12/2005	182443
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	India	10/12/2005	2662/DELNP/2007
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Japan	10/12/2005	2007-536845
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Mexico	10/12/2005	Mx/a/2007/004262
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	South Korea	10/12/2005	10-2007-7008297
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	09/07/2006	60/824,897
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	WIPO	09/07/2007	PCT/US2007/077884
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	09/07/2007	11/851,935

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2006	60/829,277
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	WIPO	10/12/2007	PCT/US2007/081303
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2007	11/871,720
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy	WIPO	12/28/2007	PCT/US2007/089054

Schedule B

CONFIRMATION OF NO INTEREST

TO:	Transition Therapeutics Inc.

AND TO:

Forbes Medi-Tech Inc. and Forbes Medi-Tech (Research) Inc.

IN CONSIDERATION of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned confirms the following:

(a)

The undersigned is aware that Transition Therapeutics Inc. (“Transition”) pursuant to an Assignment Agreement is acquiring from Forbes Medi-Tech (Research) Inc. (“Assignor”) certain Assigned Intellectual Property as defined in the Assignment Agreement and as described in Exhibit A hereto.

(b)

None of the obligations under the Agreement and Plan of Reorganization (the “Reorganization Agreement”) dated as of October 24, 2006 among Forbes Medi-Tech, Inc., Forbes Medi-Tech (Research) Inc., Therapei Pharmaceuticals, Inc. and John J. Nestor, Jr. as stockholder representative, are or will at any time be owing by Transition, its Affiliates, or by any successor of Transition or by any assignee, licensee, sub-licensee or future interest holder in the Assigned Intellectual Property (Transition, its affiliates, successors etc referred to herein as “Transition Parties”).

(c)

The undersigned is not aware of any other parties with any interests in, encumbrances over, or entitlement to any aspect of the Assigned Intellectual Property now or in the future.

(d)

The undersigned shall not at any time hereafter claim or purport to claim directly or indirectly in any manner whatsoever any right, title, interests into, over or upon the Assigned Intellectual Property assigned to Transition.

(e)

The undersigned, their successors, and assigns as applicable, (i) release and discharge the Transition Parties from any obligations under, arising out of, in connection with or relating to the Reorganization Agreement or otherwise and acknowledge and agree that the Transition Parties have no present or future obligations thereunder, and (ii) acknowledge that they have no claims (contingent or otherwise) against the Transition Parties in respect of the Reorganization Agreement or otherwise and hereby forever and irrevocably release the Transition Parties from and against any and all suits, claims, causes of action, or demands under, arising out of,  in connection with, or relating to the Reorganization Agreement or otherwise, which have been or could have been asserted by them or another party, and with respect to all debts, costs, expenses, damages, losses, injuries, and liabilities, of whatever kind or nature, in law or in equity, related thereto.  These releases represent full and final releases and discharges of all obligations, suits, claims, actions, demands, debts, costs etc. which the undersigned may have against the Transition Parties.

(f)

This agreement shall survive for a period of thirty (30) years from the date of signature of this agreement.

DATED at __________________ as of the _____ day of August, 2008.

(witness)
Company Stockholder

Exhibit A

Assigned Intellectual Property

“Assigned Intellectual Property” means intellectual property of any nature and kind including all domestic and foreign trade-marks, business names, trade names, domain names, trading styles, patents, trade secrets, software, industrial designs and copyrights, whether registered or unregistered, and all applications for registration thereof, and inventions (whether or not patentable), works of authorship, formulae, product formulations, processes and processing methods, technology and techniques and know-how owned or controlled by the Assignor related to the Compounds, and all scientific data and study results related to the Compounds including without limitation, Assigned Patents, Compounds, Assignor Know-How and Assignor Books and Records.

“Assigned Patents” means patent rights of the Assignor to the subject matter claimed in or covered by:

(i)

all patents and patent applications listed in Schedule “A”;

(ii)

all patents issued from the applications listed in Schedule “A”;

(iii)

all patents and patent applications claiming or corresponding to the priorities, of any of the foregoing in any jurisdictions;

(iv)

any renewals, reissues, term extensions, supplementary protection certificates and the like, confirmations, substitutions, registrations, reexaminations, continuations, continued prosecutions, continuations-in-part or divisions of or to any of the foregoing; and

(v)

such other statutory or common law protection as may be available to the Assignor in connection with its rights and ownership of the subject matter of (i) to (iv).

“Assignor Books and Records” means all books, records, files, documents, data, information and correspondence, including general correspondence and, to the extent not originals, true and complete copies of all files relating to the filing, prosecution, issuance, maintenance, enforcement and/or defense of any Assigned Intellectual Property, whether on paper or in electronic format owned by Assignor.

“Assignor Know-How” shall mean any and all know-how, product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, engineering and other manuals and drawings, standard operating procedures, raw data, screening methods and hits, research and development, formulae, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical data or information, technical information, research records or information, and all other confidential or proprietary technical and business information, that is currently owned, leased, licensed or controlled by Assignor or any of its Affiliates and which is related to, or is necessary for, the research and development of, or the use, manufacture or sale of the Compounds.  For the sake of clarity, none of the foregoing information shall be included in Assignor Know-How to the extent that such information is covered by any claim of any Assignor Patent Rights.

“Compound” means any of the following:

(i)

All VPAC-2 Agonist Peptides binding to the same ligand including all derivatives and analogues thereof;

(ii)

All myriocin/ISP-1 analogues which act as serine palmitoyl transferase (SPT) inhibitors including all derivatives and analogues thereof; and

(iii)

All inhibitors of the ACC-2 family of enzymes including all derivatives and analogues thereof.

Schedule A

Assigned Patent Rights

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/08/2004	60/617,500
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/07/2005	11/245,499
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	04/10/2006	11/279,238
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/06/2006	11/539,613
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	10/09/2007	11/869,032
Vasoactive Intestinal Polypeptide Pharmaceuticals	WIPO	10/07/2005	PCT/US2005/036235
Vasoactive Intestinal Polypeptide Pharmaceuticals	Australia	10/07/2005	2005294125
Vasoactive Intestinal Polypeptide Pharmaceuticals	Brazil	10/07/2005	PI05161266
Vasoactive Intestinal Polypeptide Pharmaceuticals	Canada	10/07/2005	2,584,095
Vasoactive Intestinal Polypeptide Pharmaceuticals	Europe	10/07/2005	05806444.5
Vasoactive Intestinal Polypeptide Pharmaceuticals	Israel	10/07/2005	182342
Vasoactive Intestinal Polypeptide Pharmaceuticals	India	10/07/2005	2608/DELNP/2007
Vasoactive Intestinal Polypeptide Pharmaceuticals	Japan	10/07/2005	2007-535856
Vasoactive Intestinal Polypeptide Pharmaceuticals	China	10/07/2005	200580039056.7
Vasoactive Intestinal Polypeptide Pharmaceuticals	Hong Kong	10/07/2005	08103883.6
Vasoactive Intestinal Polypeptide Pharmaceuticals	South Korea	10/07/2005	10-2007-7008327
Vasoactive Intestinal Polypeptide Pharmaceuticals	Mexico	10/07/2005	Mx/a/2007/00416
Vasoactive Intestinal Polypeptide Pharmaceuticals	WIPO	10/06/2006	PCT/US2006/039267
Vasoactive Intestinal Polypeptide Pharmaceuticals)	Canada	10/06/2006	TBD
Vasoactive Intestinal Polypeptide Pharmaceuticals	Europe	10/06/2006	06816480.5
Vasoactive Intestinal Polypeptide Pharmaceuticals	United States	05/08/2008	12/093,195
Vasoactive Intestinal Polypeptide Pharmaceuticals	WIPO	10/08/2007	PCT/US2007/080738

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2004	60/617,911
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	03/23/2005	60/664,835
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	03/23/2005	60/664,919
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	06/23/2005	60/693,463
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2005	11/248,491	03/13/2007	7,189,748
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	12/29/2006	11/618,120
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	WIPO	10/12/2005	PCT/US2005/036702
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Australia	10/12/2005	2005295080
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Brazil	10/12/2005	PI05159920
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Canada	10/12/2005	2,583,947

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	China	10/12/2005	200580039238.4
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Europe	10/12/2005	05809923.5
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Israel	10/12/2005	182443
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	India	10/12/2005	2662/DELNP/2007
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Japan	10/12/2005	2007-536845
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	Mexico	10/12/2005	Mx/a/2007/004262
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	South Korea	10/12/2005	10-2007-7008297
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	09/07/2006	60/824,897
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	WIPO	09/07/2007	PCT/US2007/077884
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	09/07/2007	11/851,935

Title	Country	Filing Date	Application No.	Date Issued	Patent No.
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2006	60/829,277
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	WIPO	10/12/2007	PCT/US2007/081303
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy/Treating Metabolic Syndrome and Inflammation	United States	10/12/2007	11/871,720
Compounds and Methods for Treating Insulin Resistance and Cardiomyopathy	WIPO	12/28/2007	PCT/US2007/089054